EXHIBIT 99.2

THE TOWN AND COUNTRY TRUST
REQUEST FOR WAIVER FORM
DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

This form is to be used by participants (collectively, the “Participants” and individually, a “Participant”) in The Town and Country Trust (the “Trust”) Dividend Reinvestment and Share Purchase Plan (the “Plan”) who are requesting authorization from the Trust to make an optional cash investment under the Plan in excess of the $5,000 monthly maximum. The Participant must submit a copy of this Request For Waiver (approved by the Trust) to National City Bank (the “Administrator”) at the same time the Participant submits an optional cash investment form together with the applicable funds. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the current prospectus relating to the Plan (the “Prospectus”).

A new form must be completed for each month that the Participant wishes to make an optional cash investment in excess of the $5,000 monthly maximum. This form will not be accepted by the Trust unless it is completed in its entirety.

The Participant submitting this form hereby certifies that (a) the information contained herein is true and correct as of the date indicated below, (b) the Participant has received and read a current copy of the Prospectus and (c) immediately after the purchase of the shares to be acquired pursuant to this Request for Waiver the Participant will not own shares in excess of 5.0% (by number or value) of any class or series of the Trust’s outstanding shares of beneficial interest.

For information regarding the Minimum Waiver Price (as defined in the Prospectus), if any, that may be applicable to optional cash investments made pursuant to an approved Request For Waiver Form, please call our automated information line at (410) 659-9606 on the second business day preceding the start of the Pricing Period (as defined in the Prospectus). THIS FORM SHOULD BE COMPLETED AND RETURNED VIA FACSIMILE TO THE SENIOR VICE PRESIDENT—FINANCE OF THE TRUST AT (212) 407-2155 BY 10:00 A.M. EASTERN STANDARD TIME NO LATER THAN TWO (2) BUSINESS DAYS PRECEDING THE START OF THE PRICING PERIOD FOR THE APPLICABLE INVESTMENT DATE (AS DEFINED IN THE PROSPECTUS). If approved by the Trust, the approved copy of this form must be submitted to the Administrator with the applicable funds on the first business day preceding the start of Pricing Period for the applicable Investment Date.

THE TRUST RESERVES THE RIGHT TO MODIFY, SUSPEND OR TERMINATE PARTICIPATION IN THE PLAN BY OTHERWISE ELIGIBLE HOLDERS OF THE TRUST’S COMMON SHARES IN ORDER TO ELIMINATE PRACTICES WHICH ARE NOT CONSISTENT WITH THE PURPOSE OF THE PLAN.

Date

Participant’s Signature	Print Name as it Appears on Share Certificate

Joint–Participant’s Signature, if any	Print Name as it Appears on Share Certificate

Optional Cash Investment Amount Requested

Social Security or Tax Identification Number

Street Address

City	State	ZIP Code

Fax Number

Method of Payment	☐ Check	☐ Money Order	☐ Wire Transfer*

*	Wire transfers may be used only if approved verbally in advance by the Administrator.

APPROVED BY THE TOWN AND COUNTRY TRUST

Optional Cash Investment Amount Approved: $

Method of Payment Approved:

Minimum Waiver Price, if any: $

Waiver Discount, if any:                                                                                                                                             %

By:

Name:

Title:

Date: